QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.25

August 26, 2003

United Natural Foods, Inc.
260 Lake Road
Dayville, CT 06241

Attention: Rick Puckett, Chief Financial Officer

        RE:Amendment to Term Loan Agreement

Dear Rick:

        Reference is made to that certain Term Loan Agreement dated as of April 28, 2003 (the "Loan Agreement") among United Natural Foods, Inc. ("UNFI"), Stow Mills, Inc. ("SMI"), United Natural Foods Pennsylvania, Inc. ("UNFPA") and Albert's Organics, Inc. ("Albert's" and together with UNFI, SMI and UNFPA, the "Borrowers") and Fleet Capital Corporation (the "Lender"). Capitalized terms not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

  1.
  Amendment to the Loan Agreement.

  a.
  Section 6.3.3. Loan To Value is hereby amended by deleting the first sentence and by adding the following sentence in lieu thereof:

      "The Borrowers shall maintain a Loan-To-Value ratio on the Closing Date and thereafter of not more than seventy-five percent (75%)."

  2.
  Representations and Warranties. The Borrowers hereby represent and warrant as follows:

  a.
  Power, Authority, Etc. The Borrowers have the power and authority for the making and performing of this Amendment to Loan Agreement. This Amendment to Loan Agreement has been duly executed and delivered by or on behalf of the Borrowers pursuant to authority legally adequate therefor, and this Amendment to Loan Agreement is in full force and effect and is a legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws and equitable principles affecting the enforcement of creditors' rights generally.

  b.
  Incorporation of Representations and Warranties. The representations and warranties of the Borrowers contained in the Loan Agreement, except for any changes resulting only from the passage of time, are true and correct on and as of the date hereof as though made on and as of the date hereof and such representations and warranties are hereto incorporated in this Amendment to Loan Agreement as though fully set forth herein.

  3.
  Miscellaneous.

  a.
  Counterparts. This Amendment to Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment to Loan Agreement by signing any such counterpart.

  b.
  Force and Effect. Except as amended or modified by this Amendment to Loan Agreement, the Loan Agreement and each of its terms and provisions, shall continue in full force or effect.

  c.
  Loan Document. This Amendment to Loan Agreement and all other documents executed in connection herewith are "Loan Documents" as such term is defined in the Loan Agreement. This Amendment to Loan Agreement and the other documents executed and delivered in connection herewith set forth the entire agreement of the parties with respect to the subject matter thereof and supersede any prior agreement and contemporaneous oral agreements of the parties concerning their subject matter.

[remainder of page intentionally left blank]

Signature Page to Amendment to Loan Agreement

        IN WITNESS WHEREOF, the parties have executed this Amendment to Loan Agreement as of the date first above written.

BORROWERS:	UNITED NATURAL FOODS, INC.
	By:	/s/ STEVEN H. TOWNSEND Name: Steven H. Townsend Title: President
STOW MILLS, INC.
	By:	/s/ STEVEN H. TOWNSEND Name: Steven H. Townsend Title: President
UNITED NATURAL FOODS PENNSYLVANIA, INC.
	By:	/s/ STEVEN H. TOWNSEND Name: Steven H. Townsend Title: President
ALBERT'S ORGANICS, INC.
	By:	/s/ STEVEN H. TOWNSEND Name: Steven H. Townsend Title: Vice President
LENDER:	FLEET CAPITAL CORPORATION
	By:	/s/ KIM B. BUSHEY Name: Kim B. Bushey Title: Senior Vice President

QuickLinks

  Exhibit 10.25